                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Student Advantage, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      N/A
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                             ---------------------

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                           ON THURSDAY, MAY 16, 2002

                             ---------------------

To the Stockholders of Student Advantage, Inc.

     The Annual Meeting of Stockholders of Student Advantage, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 16, 2002 at 10:00 a.m., Boston time, to consider and act upon the following matters:

          1. To elect two Class III directors to serve for a three-year term.

          2. To approve an amendment to the Company's 1999 Employee Stock Purchase Plan (the "1999 Plan") increasing the number of shares issuable under the 1999 Plan from 450,000 to 1,000,000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 5, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          KENNETH S. GOLDMAN, Secretary

Boston, Massachusetts
April 19, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2002

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Student Advantage, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 2002, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended December 31, 2001 ("Fiscal 2001") was mailed to stockholders, along with these proxy materials, on or about April 19, 2002.

QUORUM REQUIREMENT

     At the close of business on April 5, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 47,645,560 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the holders of Common Stock is required for the election of the directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast is required for the approval of the proposed amendment to the Company's 1999 Employee Stock Purchase Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality of the votes cast on that matter (such as the election of the Class III directors) or a majority of the votes cast on that matter (such as the approval of the proposed amendment to the Company's 1999 Employee Stock Purchase Plan).

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2002, (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current directors and executive officers as a group. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity and (ii) the address of each beneficial owner is c/o Student Advantage, Inc., 280 Summer Street, Boston, Massachusetts 02210. As of January 31, 2002, there were 47,621,511 shares of Common Stock outstanding.

                                                                             PERCENTAGE OF
                                                                 SHARES         COMMON
                                                              BENEFICIALLY       STOCK
NAME OF BENEFICIAL OWNER                                         OWNED        OUTSTANDING
------------------------                                      ------------   -------------
5% STOCKHOLDERS
Raymond V. Sozzi, Jr.(1)....................................    7,167,983        15.1%
Jennison Associates LLC(2)..................................    4,645,800         9.5
Greylock IX Limited Partnership(3)..........................    4,500,000         9.5
William S. Kaiser(3)........................................    4,500,000         9.5
Marc J. Turtletaub..........................................    3,750,000         7.9
John Hancock Advisers, LLC(4)...............................    2,987,350         6.2
Lord, Abbett & Co.(5).......................................    2,605,959         5.5

OTHER DIRECTORS
John S. Katzman(6)..........................................    1,069,530         2.6
John M. Connolly(7).........................................        7,500           *
Charles E. Young(8).........................................        5,132           *

OTHER NAMED EXECUTIVES
Kenneth S. Goldman(9).......................................      165,125           *
Craig R. MacFarlane(10).....................................       86,250           *
Jay P. Summerall(11)........................................      145,400           *
Kevin M. Roche(12)..........................................       53,783           *
All executive officers and directors as a group (12
  persons)(13)..............................................   17,007,077        35.2

---------------

  *  Less than 1%.

 (1) Includes 198,647 shares held in trust, of which Mr. Sozzi is sole trustee and, until 2005, the sole beneficiary.

 (2) Jennison Associates LLC ("Jennison") may have direct or indirect voting and/or investment discretion over 3,395,800 shares in connection with the provision of investment advice by Jennison to several investment companies, insurance separate accounts and institutional clients. Jennison is wholly-owned by Prudential Insurance Company of America ("Prudential") and, as a result, Prudential may be deemed to have the power to direct the exercise of voting power or investment discretion that Jennison may have with respect to such shares. Jennison disclaims beneficial ownership of such shares. The information regarding Jennison's beneficial ownership of 3,395,800 shares of Common Stock is based solely on a Schedule 13G filed with the SEC on February 4, 2002 by Jennison. In addition, Jennison holds warrants to purchase an aggregate of 1,250,000 shares of Common Stock, which are exercisable on or within 60 days of January 31, 2002. Jennison's address is 466 Lexington Avenue, New York, New York 10017.

 (3) Consists of 4,250,000 shares held of record and 250,000 shares subject to warrants that were exercisable on or within 60 days of January 31, 2002 by Greylock IX Limited Partnership. Mr. Kaiser is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership. Greylock IX GP Limited Partnership has sole voting and investment power with respect to these shares. Mr. Kaiser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Greylock IX Limited Partnership and Greylock IX GP Limited Partnership is 880 Winter Street, Waltham, Massachusetts 02451.

 (4) John Hancock Advisers, LLC ("JHA") has sole voting and dispositive power with respect to 2,332,400 shares held by John Hancock Small Cap Value Fund and 54,950 shares held by John Hancock Small Cap Equity Fund pursuant to Advisory Agreements relating to these funds. JHA is a wholly-owned subsidiary of The Berkeley Financial Group, LLC ("TBFG"), TBFG is a wholly-owned subsidiary of John Hancock Subsidiaries, LLC ("JHS"), JHS is a wholly-owned subsidiary of John Hancock Life Insurance Company ("JHLIC") and JHLIC is a wholly owned subsidiary of John Hancock Financial Services, Inc. ("JHFS"), and therefore TBFG, JHS, JHLIC and JHFS all may be deemed indirect beneficial owners of such shares. This information regarding JHA's beneficial ownership of 2,387,350 shares of Common Stock is based solely on a Schedule 13G filed with the SEC on February 8, 2002 by JHA, TBFG, JHS, JHLIC and JHFS. In addition, JHA holds warrants to purchase an aggregate of 600,000 shares of Common Stock, which are exercisable on or within 60 days of January 31, 2002. The principal business offices of JHFS, JHLIC and JHS are located at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117. The principal offices of TBFG and JHA are located at 101 Huntington Avenue, Boston, Massachusetts 02199.

 (5) Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on January 28, 2002 by Lord, Abbett & Co. Lord, Abbett & Co.'s address is 90 Hudson Street, Jersey City, New Jersey 07302.

 (6) Includes 5,205 shares held of record by Alicia Ernst, Mr. Katzman's wife, 9,957 shares held of record by Princeton Review Products, LLC, and 785,000 shares held of record by Princeton Review Publishing, LLC. Mr. Katzman is the chief executive officer of Princeton Review Publishing, LLC, which is the parent company of Princeton Review Products LLC. Mr. Katzman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. Katzman's address is c/o Princeton Review Publishing, LLC, 2315 Broadway, New York, New York 10024.

 (7) Consists of 7,500 shares subject to options held by Mr. Connolly that were exercisable on or within 60 days of January 31, 2002.

 (8) Consists of 5,132 shares subject to options held by Mr. Young that were exercisable on or within 60 days of January 31, 2002.

 (9) Consists of 165,125 shares subject to options held by Mr. Goldman that were exercisable on or within 60 days of January 31, 2002.

(10) Consists of 86,250 shares subject to options held by Mr. MacFarlane that were exercisable on or within 60 days of January 31, 2002.

(11) Consists of 137,400 shares subject to options held by Mr. Summerall that were exercisable on or within 60 days of January 31, 2002 and 8,000 shares held by Mr. Summerall's minor children.

(12) Includes 42,188 shares subject to options held by Mr. Roche that were exercisable on or within 60 days of January 31, 2002.

(13) Includes 493,695 shares subject to options held by the executive officers and directors and 250,000 shares subject to a warrant that a director may be deemed to beneficially own that were exercisable on or within 60 days of January 31, 2002.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently there are two Class III directors, whose terms expire at this Annual Meeting of Stockholders, two Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 31, 2002 (the "2003 Annual Meeting"), and two Class II directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 31, 2003 (the "2004 Annual Meeting") (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect William S. Kaiser and Marc J. Turtletaub as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Kaiser and Mr. Turtletaub are currently Class III directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class III directors.

     NOMINEES FOR CLASS III DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING THE FISCAL YEAR ENDING DECEMBER 31, 2004):

     WILLIAM S. KAISER, age 46, has served as a Director of the Company since October 1998. Since 1986, Mr. Kaiser has been an employee of Greylock Management Corporation, a venture capital company, and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Kaiser currently serves as a Director of Red Hat, Inc.

     MARC J. TURTLETAUB, age 56, has served as a Director of the Company since October 1998. Mr. Turtletaub has served as Manager of Deep River Ventures L.L.C., an entity which invests in growth companies, since December 1999. Mr. Turtletaub served as Chief Executive Officer of The Money Store, Inc., a financial services company, from 1979 through 1999.

     CLASS I DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE 2003 ANNUAL MEETING):

     JOHN S. KATZMAN, age 42, has served as a Director of the Company since March 1996. Mr. Katzman founded The Princeton Review, a provider of test preparation and admission services, and has served as its Chief Executive Officer since 1981.

     CHARLES E. YOUNG, age 70, has served as a Director of the Company since September 1999. Dr. Young has served as President of the University of Florida since November 1999. Dr. Young served as Chancellor of the University of California Los Angeles (UCLA) from September 1968 to June 1997, and served as Chancellor Emeritus of UCLA from July 1997 to October 1999. Dr. Young currently serves as a Director of Intel Corporation.

     CLASS II DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE 2004 ANNUAL MEETING):

     JOHN M. CONNOLLY, age 49, has served as a Director of the Company since May 1999. Mr. Connolly has served as General Manager, Strategy and Change Consulting, IBM Global Services since June 2001. Mr. Connolly founded Mainspring, Inc., an Internet e-strategy service firm, and served as its Chairman of the Board, President and Chief Executive Officer from June 1996 until it was acquired by IBM in June 2001.

     RAYMOND V. SOZZI, JR., age 33, founded the Company in 1992 and has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 1, 2001, Greylock IX Limited Partnership, L.P. ("Greylock") participated in a private placement by the Company of its Common Stock and warrants to purchase Common Stock. William S. Kaiser, one of the Company's directors, is a general partner of Greylock IX GP Limited Partnership, which is the general partner of Greylock. In connection with the private placement, the Company issued and sold to Greylock 500,000 shares of Common Stock for a total purchase price of $1,000,000 and a warrant to purchase 250,000 shares of Common Stock with an exercise price of $3.00 per share. The warrant is presently exercisable and expires on May 1, 2005. Pursuant to the terms of a Registration Rights Agreement between the Company and Greylock, the Company registered the shares of Common Stock and the shares of Common Stock issuable upon exercise of the warrant for resale to the public.

     In 2001, Raymond V. Sozzi, Jr., the Company's Chairman of the Board, President and Chief Executive Officer, advanced an aggregate of $277,000 to the Company, all of which was repaid in 2001 without interest.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met ten times during 2001. Each incumbent director, except Marc J. Turtletaub, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he then served. Mr. Turtletaub attended 64% of the aggregate number of meetings of the Board and of the committees on which he then served.

     The Company has a standing Audit Committee of the Board of Directors, which meets with the Company's auditors to review and evaluate the Company's audit procedures and to recommend and implement any desired changes to the Company's audit procedures. The members of the Audit Committee are Messrs. Kaiser, Connolly and Young. The Audit Committee met four times during 2001.

     The Company has a standing Compensation Committee of the Board of Directors, which establishes the compensation of each of the Company's executive officers, compensation policies applicable to the Company's executive officers and the basis for the compensation of the Company's Chief Executive Officer. From January 1 through March 31, 2001, the members of the Compensation Committee were Messrs. Kaiser, Katzman and Turtletaub. On March 31, 2001, Mr. Katzman resigned and the Board of Directors appointed Mr. Connolly to the Compensation Committee. The Compensation Committee met once during 2001.

     The Company has a standing Stock Option Committee of the Board of Directors, which grants stock options and makes other awards under the Company's 1998 Stock Incentive Plan to employees who are not executive officers in accordance with the guidelines established by the Board of Directors. The sole member of the Stock Option Committee is Raymond V. Sozzi, Jr. The Stock Option Committee acted solely by written action during 2001.

     The Company does not have a standing Nominating Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors acts under written charter first adopted and approved on June 13, 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

     The Audit Committee reviewed the Company's audited financial statements for Fiscal 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - management's selection, application and disclosure of critical accounting policies;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

     Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     Arthur Andersen LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Arthur Andersen LLP their independence from the Company.

     Based on its discussions with management and Arthur Andersen LLP, and its review of the representations and information provided by management and Arthur Andersen LLP, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     By the Audit Committee of the Board of Directors of Student Advantage, Inc.

                                          John M. Connolly
                                          William S. Kaiser
                                          Charles E. Young

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On May 1, 2001, Greylock IX Limited Partnership, L.P. ("Greylock") participated in a private placement by the Company of its Common Stock and warrants to purchase Common Stock. William S. Kaiser, one of the Company's directors, is a general partner of Greylock IX GP Limited Partnership, which is the general partner of Greylock. In connection with the private placement, the Company issued and sold to Greylock 500,000 shares of Common Stock for a total purchase price of $1,000,000 and a warrant to purchase 250,000 shares of Common Stock with an exercise price of $3.00 per share. The warrant is presently exercisable and expires on May 1, 2005. Pursuant to the terms of a Registration Rights Agreement between the Company and Greylock, the Company registered the shares of Common Stock and the shares of Common Stock issuable upon exercise of the warrant for resale to the public.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers who were serving as executive officers on December 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                           AWARDS(2)
                                                                          ------------
                                                 ANNUAL COMPENSATION(1)    SECURITIES
                                        FISCAL   ----------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY        BONUS       OPTIONS      COMPENSATION
---------------------------             ------   ---------    ---------   ------------   ------------
Raymond V. Sozzi, Jr..................   2001    $146,000     $      0                    $29,412(3)
  Chairman of the Board, Chief           2000     156,000      115,000           --        24,343(4)
  Executive Officer and President        1999     153,462      100,000           --         4,320(5)
Craig R. MacFarlane (6)...............   2001     172,981        9,000           --              --
  Vice President, Technology and         2000      57,211            0      180,000              --
  Chief Technology Officer
Kenneth S. Goldman (7)................   2001     167,269       12,500       25,000              --
  Executive Vice President,              2000      68,077            0      280,000              --
  Finance, Chief Financial Officer,
  Treasurer and Secretary
Jay P. Summerall (8)..................   2001     147,885            0           --              --
  Executive Vice President,              2000      87,231       37,500      250,000        50,000(9)
  Student Services and Chief Operating
  Officer
Kevin M. Roche (10)...................   2001     137,800        9,000           --              --
  Vice President, Human Resources        2000     120,193       35,000       50,000              --

---------------

 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

 (2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended December 31, 1999, 2000 and 2001.

 (3) Represents $25,042 of legal and accounting expenses to be paid by the Company for Mr. Sozzi's personal tax planning during 2001 and a parking allowance of $4,370.

 (4) Represents $19,663 of legal expenses paid by the Company for Mr. Sozzi's personal tax planning and $4,680 contributed by the Company to Mr. Sozzi's 401(K) account.

 (5) Represents the Company's contributions to Mr. Sozzi's 401(K) account.

 (6) Mr. MacFarlane joined the Company as Vice President, Technology and Chief Technology Officer in August 2000.

 (7) Mr. Goldman joined the Company as Executive Vice President, Finance, Chief Financial Officer and Treasurer in July 2000.

 (8) Mr. Summerall joined the Company as Executive Vice President, Student Services in June 2000 and became Chief Operating Officer in July 2001.

 (9) Represents relocation costs paid to Mr. Summerall.

(10) Mr. Roche was elected Vice President, Human Resources in June 2000.

  Option Grants

     The following table sets forth certain information concerning grants of stock options during 2001 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                ---------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF     PERCENT OF                              ANNUAL RATES OF STOCK
                                  SHARES     TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(2)
                                 OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
NAME                             GRANTED      FISCAL YEAR      SHARE        DATE         5%           10%
----                            ----------   -------------   ---------   ----------   ---------    ---------
Raymond V. Sozzi, Jr..........        --           --             --           --           --           --
Craig R. MacFarlane...........        --           --             --           --           --           --
Kenneth S. Goldman(1).........    25,000          1.1%         $2.50      3/13/11      $39,306      $99,609
Jay P. Summerall..............        --           --             --           --           --           --
Kevin M. Roche................        --           --             --           --           --           --

---------------

(1) The option is an non-statutory stock option and terminates three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of the option was determined to be equal to the fair market value per share of the Common Stock on the date of grant. The option vested in full on December 1, 2001.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of the stock option will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the option is exercised.

  Option Exercises and Holdings

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2001. No options were exercised by any of the Named Executive Officers during 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF SHARES         VALUE OF UNEXERCISED IN-THE-
                                                  UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                                                OPTIONS AT FISCAL YEAR END             YEAR END(1)
                                                ---------------------------   -----------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                            -----------   -------------   ------------   --------------
Raymond V. Sozzi, Jr..........................         --             --           $--             $--
Craig R. MacFarlane...........................     76,875        103,125           --              --
Kenneth S. Goldman............................    148,750        156,250           --              --
Jay P. Summerall..............................    112,500        137,500           --              --
Kevin M. Roche................................     38,750         36,250           --              --

---------------

(1) Based on a value of $1.26 per share, the fair market value per share of the Common Stock on December 31, 2001.

EMPLOYMENT AGREEMENTS

     In March 1996, Student Advantage entered into an employment agreement with Mr. Sozzi, which was amended in October 1998. The employment agreement provides for an initial term of employment expiring on January 1, 1999 and automatically renews for successive one-year terms, unless terminated by either party prior to such renewal. The employment agreement provides for a base salary of $150,000, and a bonus at a target level of $75,000 to be determined in the discretion of the Board of Directors. For 2002, the Board of Directors has determined that Mr. Sozzi's base salary is $180,000 and the target level of his bonus is $100,000. Pursuant to the employment agreement, if the Company terminates Mr. Sozzi's employment without cause, Mr. Sozzi is entitled to receive severance benefits, for a period of 18 months following his termination, equal to (1) his base salary, (2) bonus payments at the fixed rate of $75,000 per year for each year or portion thereof, (3) continued participation in all employee benefits, and
(4) outplacement services. Mr. Sozzi may terminate the employment agreement if within one year after a change in control of the Company there is a material diminution in his position which is not cured by the Company within ten days of receiving written notice. In addition, Mr. Sozzi has agreed to certain confidentiality, noncompetition and nonsolicitation provisions.

     Each of Messrs. Goldman, Summerall, MacFarlane and Roche have been granted options to purchase Common Stock under the Company's 1998 Stock Incentive Plan. The option agreements for each of these options provide for the acceleration of vesting in the event of a change in control of the Company with respect to the number of shares of that would have vested on a monthly vesting schedule through the date of the change of control and 50% of the remaining unvested shares. If, following a change of control, the successor terminates the employment of the executive officer without cause or the executive officer terminates his employment for certain reasons, vesting of the shares will accelerate in full.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established on April 5, 1999 by the Company's Board of Directors and was chartered to establish the compensation (including salaries, bonuses and other types of compensation) of each executive officer, to establish compensation policies applicable to executive officers and to establish the basis for the compensation of the Company's Chief Executive Officer ("CEO"). From January to March 2001, the members of the Compensation Committee were Messrs. Kaiser, Katzman and Turtletaub, three of the Company's non-employee Directors. On March 31, 2001, Mr. Katzman resigned and the Board of Directors appointed Mr. Connolly to the Compensation Committee. The executive compensation program is designed to align the interests of the executive officers with those of the Company's stockholders, to encourage and reward superior performance and to attract, retain and reward executives who are critical for the continued growth and success of the Company. In making decisions regarding executive compensation, the Committee receives and considers input from Mr. Sozzi, the Company's CEO. This report is submitted by the Compensation Committee and describes the compensation policies of Student Advantage for 2001 as they pertain to the CEO and the Company's other executive officers.

     The Committee's executive compensation philosophy is that executive compensation should be tied to the Company's core values and business objectives. In establishing base salaries for executive officers, the Committee considers factors such as the executive's scope of responsibilities, the executive's current and future contributions, impact and value to the achievement of financial results, the executive's performance in the prior year, competitiveness in the marketplace for similar skills and abilities, historical salary actions and relative salary levels of similar positions within the Company. Increases in base salary are generally based upon enhanced individual performance targets, maintaining a competitive base salary with the external marketplace and/or increases in an executive's scope of responsibilities. In awarding performance bonuses to executive officers, the Committee evaluates overall business performance against goals and the extent to which each executive meets certain personal performance measurements which include the executive's ability to manage change, achieve development plan goals, manage financial controls and participate in peer development.

     The Company's 1998 Stock Incentive Plan (the "1998 Plan") authorizes the Committee to grant incentive or non-statutory stock options to employees of the Company. The Committee is authorized to determine the price and terms at which such options are granted. The Committee believes options provide an incentive to executives to maximize stockholder value and they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers generally become exercisable over a four-year period and terminate (subject to the terms of the 1998 Plan) with the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In addition, the Committee may grant options in respect of past performance. In light of the Company's volatile stock price and the fact that previously granted options have exercise prices well in excess of the Company's current trading price, the Committee granted an option with a shorter vesting period to one executive officer. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's 1998 Plan and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary and performance bonus levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

     Mr. Sozzi, Student Advantage's CEO, is eligible to participate in the executive compensation program available to other Student Advantage executives, and the employment agreement he entered into with the Company in March 1996, as amended in October 1998, increased his annual salary to $150,000 and established a target level of $75,000 for his bonus as determined in the discretion of the Board of Directors. At Mr. Sozzi's recommendation, Mr. Sozzi was not granted any performance bonus for 2001.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's

Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation granted to the Company's executive officers through option issuances under the 1998 Plan in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit when the Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees. In any event, there can be no assurance that compensation attributable to stock options granted under the 1998 Plan will qualify as performance-based compensation under Section 162(m).

     Compensation Committee of the Board of Directors of Student Advantage, Inc.
                                          William S. Kaiser
                                          John M. Connolly
                                          Marc J. Turtletaub

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 18, 1999 (the date the Common Stock of the Company commenced public trading) through December 31, 2001 with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the J.P. Morgan H&Q Internet Index. This graph assumes the investment of $100 on June 18, 1999 in the Company's Common Stock, the Nasdaq Composite Index and J.P. Morgan H&Q Internet Index, and assumes dividends are reinvested.

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------
                                                    18-Jun-99    31-Dec-99    31-Dec-00    31-Dec-01
----------------------------------------------------------------------------------------------------
 Student Advantage                                   $100.00      $277.38       $53.13       $15.75
 Nasdaq Composite Index                              $100.00      $158.74       $96.38       $76.09
 JP Morgan H&Q Internet Index                        $100.00      $223.23       $85.89       $55.27

           APPROVAL OF AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Company's Board of Directors believes that the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating its employees. Under the Company's 1999 Employee Stock Purchase Plan (the "1999 Plan"), the Company is currently authorized to sell to its employees, through payroll deductions, up to an aggregate of 450,000 shares of Common Stock. As of January 31, 2002, there were approximately 68,359 shares available for future sale under the 1999 Plan. Accordingly, on March 29, 2002, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the 1999 Plan increasing from 450,000 to 1,000,000 the number of shares of Common Stock available for issuance under the 1999 Plan (subject to adjustment for certain changes in the Company's capitalization).

     The Company's Board of Directors believes that the proposed amendment to the 1999 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

SUMMARY OF THE 1999 PLAN

     The following summary of the 1999 Plan is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 1999 Plan may be obtained by making a written request to the Secretary of the Company.

DESCRIPTION OF THE PLAN

     The 1999 Plan permits employees of the Company and its designated subsidiaries to purchase shares of Common Stock from the Company through a series of offerings. Offerings under the 1999 Plan commence every six months, on June 1 and December 1 of each year, however, the Board of Directors may, at its discretion, choose a different period of time for the offering period of up to twelve months. Each eligible employee may elect to have amounts withheld from his or her compensation, which amounts will accrue in an account for such employee during the offering period. On each November 30 and May 31 during the offering period, funds that have accrued in this account will be used to purchase Common Stock, subject to certain limitations, at a purchase price that is generally equal to 85% of the fair market value of the Common Stock on either the initial date of each offering or on the last trading day prior to the date of purchase, whichever is less.

ELIGIBILITY

     Persons eligible to participate in an offering under the 1999 Plan are generally those employees who (i) are employed by the Company (or a designated subsidiary) at least three months prior to enrolling in the 1999 Plan and who are employees on the first day of the applicable offering period, (ii) are customarily employed by the Company for more than twenty hours a week and for more than five months in any calendar year, and (iii) do not own five percent or more of the total combined voting power Company's (or any subsidiary's) capital stock. As of March 31, 2002, approximately 382 of our employees were eligible to participate in the 1999 Plan.

OFFERING PERIODS

     The 1999 Plan consists of consecutive, six month offering periods with a new offering period commencing on the first trading day on or after June 1 and December 1 of each year. The Board of Directors may change the period of any offering, at its discretion, to any period of time of up to twelve months.

PAYROLL DEDUCTIONS

     Eligible participants in the 1999 Plan may request that the Company withhold up to ten percent of their compensation, with some limitations, which is then credited to the participant's account. No employee can be granted an option which provides him or her with the right to purchase shares under the 1999 Plan which accrues at a rate which exceeds $25,000 of the fair market value of the Common Stock (based on the value of the stock on the first day of the offering period) during any calendar year in which the right is outstanding. An employee may not make any additional payments into such account. An employee may discontinue participation in the 1999 Plan or may decrease the rate of payroll deductions once during each offering period. If an employee elects to discontinue payroll deductions but does not withdraw the funds, funds that were previously deducted will be used to purchase shares of Common Stock at the end of the offering period.

GRANT OF OPTION

     On the first day of each offering period, each eligible participating employee is granted an option to purchase on the last business day of the plan period up to a maximum number of whole shares of Common Stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the fair market value of a share of Common Stock on the first day of the offering period. The option expires on the last day of the offering period.

EXERCISE OF OPTION

     A participant's option to purchase shares is exercised automatically on the last trading day of each offering period. Upon exercise, the participant will purchase the maximum number of whole shares subject to the option based upon the applicable purchase price and the accumulated payroll deductions in his or her account. Any money left over in a participant's account after the last trading day of each purchase period will be returned to the participant.

PURCHASE PRICE

     The purchase price of the shares of Common Stock to be sold pursuant to any given offering is equal to the lesser of (i) 85% of the fair market value of the shares on the first day of the offering period, or (ii) 85% of the fair market value of the shares on the last trading day of the purchase period. For so long as the Common Stock is traded on the Nasdaq National Market System, the fair market value of a share of Common Stock on any given date shall be the last reported sale price. On March 25, 2002, the last reported sale price of the Company's Common Stock was $1.00.

CHANGES IN CAPITALIZATION

     In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the maximum number of shares each participant may purchase during a purchase period and the price per share and the number of shares of Common Stock covered by each option under the 1999 Plan which has not yet been exercised shall be proportionately adjusted.

MERGER OR ASSET SALE

     In the event of a "continuity of control" merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, each participant holding an outstanding purchase right will be entitled to receive, at the end of the offering period, the equivalent number of securities or property which holders of the Common Stock were entitled to receive upon consummation of such merger or consolidation. In the event of a non-continuity of control merger or a sale of all or substantially all of the assets of the Company, the Board of Directors may (1) terminate all outstanding purchase rights and refund all payroll deductions, (2) provide notice to all participants and allow them to exercise their purchase rights at least 10 days prior to the effective date of such transaction, or (3) provide that participants shall receive such stock or securities as holders of shares of the Company's Common Stock received pursuant to the terms of the transaction.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

     The Board of Directors may at any time terminate or amend the 1999 Plan. However, if stockholder approval of an amendment is required by Section 423 of the Code, such amendment may not be effected without such stockholder approval. The 1999 Plan requires that all amounts in the accounts of participants be promptly refunded upon termination of the 1999 Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Tax Consequences to Participants. A participant will not have income upon enrolling in the 1999 Plan or upon purchasing Common Stock at the end of an offering.

     A participant may have both compensation income and capital gain income if the participant sells Common Stock that was acquired under the 1999 Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the Common Stock. If the participant sells the Common Stock more than two years after the commencement of the offering during which the Common Stock was purchased and more than one year after the date that the participant purchased the Common Stock, then the participant will have compensation income equal to the lesser of:

     - 15% of the value of the Common Stock on the day the offering commenced;
       and

     - the participant's profit.

     Any excess profit will be long-term capital gain.

     If the participant sells the Common Stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the Common Stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     If the participant sells the Common Stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a long-term capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to the Company. There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of
Section 162(m) of the Code.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP will not be present at the Annual Meeting and, therefore, will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from stockholders.

     Previously, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as independent accountant for the Company since 1998. Effective April 11, 2001, dismissed PricewaterhouseCoopers as its independent accountants. PricewaterhouseCoopers' reports on the Company's financial statements for the years ended December 31, 1999 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss PricewaterhouseCoopers was recommended by management and the Company's Audit Committee and was approved by the Board of Directors. During the years ended December 31, 1999 and December 31, 2000 and through April 11, 2001, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     Effective April 11, 2001, the Company engaged Arthur Andersen LLP ("Arthur Andersen"), independent accountant, as the principal accountant to audit the consolidated financial statements of the Company. During the years ended December 31, 1999 and December 31, 2000 and during the interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted Arthur Andersen regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Arthur Andersen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

     Audit Fees. PricewaterhouseCoopers did not bill the Company for any professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     Arthur Andersen billed the Company an aggregate of $95,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen did not bill the Company for any professional services rendered to the Company and its affiliates during 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

     All Other Fees. PricewaterhouseCoopers billed the Company an aggregate of $52,000 in fees for other services rendered to the Company and its affiliates during 2001.

     Arthur Andersen did not bill the Company for other services rendered to the Company and its affiliates during 2001.

     Leased Employees. The Company has been informed by Arthur Andersen that no work was performed by persons other than full-time, permanent employees of Arthur Andersen.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed by "reporting persons" of the Company under Section 16 (a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during Fiscal 2001 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a) except (1) John S. Katzman, a director of the Company, failed to file a timely Form 4 on March 10, 2001 to report his sales of 35,000 shares of Common Stock on February 23, 2001 and of 30,000 shares of Common Stock on February 26, 2001 and failed to file a Form 4 on June 10, 2001 to report his sale of 145,000 shares on May 8, 2001, which was subsequently reported on a Form 5, and (2) William S. Kaiser failed to file a Form 4 on June 10, 2001 or a timely Form 5 by February 14, 2002 to report the acquisition of 500,000 shares of Common Stock and a warrant to purchase 250,000 shares of Common Stock on May 1, 2001 by Greylock IX Limited Partnership, which are deemed beneficially owned by Mr. Kaiser due to his position as the general partner of Greylock IX GP Limited Partnership, which is the general partner of Greylock IX Limited Partnership.

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing or calling the Company at the following address or phone number: Student Advantage, Inc., 280 Summer Street, Boston, Massachusetts 02210,
Attention: Angela Blackman or by calling 1-888-825-7823. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a stockholder wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2003 Annual Meeting must be received by Student Advantage's Secretary at the Company's principal executive offices no later than December 20, 2002.

ADVANCE NOTICE PROCEDURES

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy which are discussed above). The required notice must be given within the prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. Assuming that Student Advantage's 2003 Annual Meeting is held on or after May 1, 2003 and on or before July 30, 2003 (as we currently anticipate), the bylaws would require notice to be provided to Student Advantage's Secretary at the Company's principal offices no earlier than February 15, 2003 and no later than March 7, 2003. The Company's by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                          By Order of the Board of Directors,

                                          KENNETH S. GOLDMAN, Secretary

April 19, 2002

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     SADCM-PS-02

                                                                      APPENDIX A

                            STUDENT ADVANTAGE, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of Student Advantage, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"). One Hundred Fifty Thousand (150,000) shares of Common Stock (prior to giving effect to the three-for-one stock split approved by the Company's Board of Directors on April 5, 1999) in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each December 1 and June 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a 6-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, unless otherwise provided by the Board, the first Plan Period shall begin on the first date that the Common Stock is publicly traded following the Company's initial public offering ("IPO") and shall end on November 30, 1999.

     4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10%, or such lesser amount as the Board or Committee shall determine before the start of each Plan Period, of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall

Street Journal; provided that, if the first Plan Period begins on the first date that the Common Stock is publicly traded following the IPO, the closing price on the Offering Commencement Date shall be the initial public offering price provided for in the underwriting agreement entered into by the Company in connection with the IPO. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     24. Effective Date and Approval of Shareholders. The Plan shall take effect on April 5, 1999 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                          Adopted by the Board of Directors
                                          on April 5, 1999

                                          Approved by the stockholders on May
                                          20, 1999

                                      PROXY


                             STUDENT ADVANTAGE, INC.

                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Raymond V. Sozzi, Jr. and Kenneth S. Goldman, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Student Advantage, Inc. (the "Company") held of record by the undersigned on April 5, 2002 at the Annual Meeting of Stockholders to be held on May 16, 2002 and any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK DATE, SIGN, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE  CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE


Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Student Advantage, Inc.

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


1.   Election of Directors

     Nominees: (01) William S. Kaiser and
               (02) Marc J. Turtletaub

     FOR          WITHHELD
     [ ]            [ ]

     [ ] ____________________________________
         for all nominees except as noted
         above


2.   Approve the amendment to the 1999 Employee Stock Purchase Plan.

     FOR     AGAINST      ABSTAIN

     [ ]      [ ]          [ ]


3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.


MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL
MEETING                                                       [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.



Signature: _____________ Date:_______ Signature:_________________ Date:_________